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                                 EXHIBIT 23.3


                                    ARTHUR
                                   ANDERSON



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated September 17, 1996, and to all references to our Firm included in or made part of this SB-2 registration statement.



                                   /s/ Arthur Anderson LLP
                                   ---------------------------
                                   ARTHUR ANDERSEN LLP


Los Angeles, California
November 21, 1996